Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-264193) and Form S-8 (No. 333-278808), as filed with the Securities and Exchange Commission, of our report dated June 21, 2024, with respect to the consolidated balance sheets of Modular Medical, Inc. as of March 31, 2024 and 2023 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended.

/s/ Farber Hass Hurley LLP

Chatsworth, California

June 21, 2024